Exhibit 99.1

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 24, 2013) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2013.

2013 Third Quarter Highlights:

•	Pre-tax income of $13.8 million - a 63% increase over 2012’s third quarter

•	Net income of $125.3 million, including a $111.6 million benefit from the reversal of a majority of our deferred tax asset valuation allowance

•	Diluted earnings per share of $4.22 ($0.47 per share excluding the impact of the tax valuation allowance reversal)

•	New contracts increased 15%

•	Homes delivered increased 26%

•	Backlog units and value increased 36% and 46%, respectively

•	Cash balance of $158.3 million

•	Net debt to net capital ratio of 37%

For the third quarter of 2013, the Company reported net income of $125.3 million, or $4.22 per diluted share. Excluding the reversal of $111.6 million of our deferred tax asset valuation allowance, the Company’s net income totaled $13.8 million or $0.47 per diluted share. This compares to net income of $8.3 million for the third quarter of 2012, or $0.42 per diluted share, which included a $3.0 million recovery related to a drywall settlement ($0.15 per diluted share). Net income for the third quarter of 2013 includes $2.1 million of asset impairments and a $1.7 million non-cash charge related to early extinguishment of debt. Net income for the third quarter of 2012 included $1.3 million of asset impairments. For the nine months ended September 30, 2013, the Company had net income of $25.5 million, excluding the $111.6 million deferred tax asset valuation allowance reversal, compared to net income of $8.3 million, in the same period a year ago.

Homes delivered in 2013's third quarter were 937 compared to 746 in 2012's third quarter - up 26%. Homes delivered for the nine months ended September 30, 2013 increased 25% to 2,352 compared to 2012's nine month deliveries of 1,878. New contracts for 2013's third quarter were 869, up 15% from 2012's third quarter of 757. For the first nine months of 2013, new contracts increased 28% from 2,347 in 2012 to 2,994 in 2013. M/I Homes had 147 active communities at September 30, 2013 compared to 128 at September 30, 2012. The Company's cancellation rate was 17% in the third quarter of 2013 compared to 18% in 2012's third quarter. Backlog of homes at September 30, 2013 had a sales value of $488 million (a 46% increase over last year's third quarter), with an average sales price of $304,000 and backlog units of 1,607. At September 30, 2012 backlog sales value was $334 million, with an average sales price of $284,000 and backlog units of 1,179.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are very pleased with our third quarter results highlighted by (i) 32% growth in revenue; (ii) 26% improvement in homes delivered; (iii) pre-tax income of $13.8 million - a 63% increase over last year’s third quarter; and (iv) a 15% increase in new contracts. Our results reflect strong performances on many fronts - our backlog value is now up 46% compared to a year ago, and our gross margin for the quarter improved to 20.0%, a 30 basis point increase from the second quarter of 2013. Additionally, we continue to improve our operating leverage with our selling, general and administrative expenses for the quarter declining to 13.2% of revenue, our lowest quarterly level since the fourth quarter of 2007. Our third quarter results also included the benefit of reversing a majority of our deferred tax asset valuation allowance, further strengthening our balance sheet. During the quarter, we continued to position our Company for further growth and geographic diversification, increasing our community count to 147 at September 30, 2013 - a 15% increase over 2012’s level.”

Mr. Schottenstein continued, “Our financial condition is strong, with cash of $158 million, shareholder's equity of $480 million, net debt to net capital at 37%, and no outstanding borrowings under our credit facility. We are poised to have a very solid 2013 as we remain focused on increasing our profitability, growing our market share, expanding our community count, and investing in attractive land opportunities.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through October 2014.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 85,600 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Austin, Dallas/Ft Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use adjusted EBITDA, a non-GAAP financial measure. Please see the “Non-GAAP Financial Results / Reconciliation” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
New contracts	869	757	2,994	2,347
Average community count	144	126	138	124
Cancellation rate	17%	18%	15%	16%
Backlog units			1,607	1,179
Backlog value			$488,089	$334,336
Homes delivered	937	746	2,352	1,878
Average home closing price	$284	$266	$283	$259

Homebuilding revenue:
Housing revenue	$265,886	$198,406	$665,376	$486,399
Land revenue	2,628	4,086	12,756	8,972
Total homebuilding revenue	$268,514	$202,492	$678,132	$495,371

Financial services revenue	6,681	6,383	22,343	15,623

Total revenue	$275,195	$208,875	$700,475	$510,994

Cost of sales - operations	218,150	167,452	556,799	411,893
Cost of sales - impairment	2,136	1,309	4,237	1,876
Cost of sales - other	—	(3,000)	—	(3,000)
Gross margin	54,909	43,114	139,439	100,225
General and administrative expense	18,261	16,016	52,389	42,299
Selling expense	17,999	14,647	47,383	38,483
Operating income	18,649	12,451	39,667	19,443
Income from unconsolidated joint ventures	(278)	—	(278)	—
Interest expense	3,449	3,999	12,186	12,066
Loss on early extinguishment of debt	1,726	—	1,726	—
Income before income taxes	13,752	8,452	26,033	7,377
(Benefit) provision for income taxes	(111,559)	138	(111,129)	(955)
Net income	$125,311	$8,314	$137,162	$8,332
Excess of fair value over book value of preferred shares redeemed	$—	$—	$2,190	$—
Preferred dividends	$1,219	$—	$2,438	$—
Net income to common shareholders	$124,092	$8,314	$132,534	$8,332

Earnings per share:
Basic	$5.09	$0.43	$5.61	$0.44
Diluted	$4.22	$0.42	$4.79	$0.43

Weighted average shares outstanding:
Basic	24,358	19,434	23,642	19,014
Diluted	29,745	20,273	28,410	19,238

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	September 30,
	2013	2012
Assets:
Total cash and cash equivalents(1)	$158,281	$168,745
Mortgage loans held for sale	60,388	58,338
Inventory:
Lots, land and land development	283,455	230,040
Land held for sale	6,899	8,448
Homes under construction	331,969	252,325
Other inventory	54,013	53,058
Total inventory	$676,336	$543,871

Property and equipment - net	10,346	11,956
Investments in unconsolidated joint ventures	34,088	11,256
Deferred income taxes, net of valuation allowance(2)	112,682	—
Other assets	30,946	23,126
Total Assets	$1,083,067	$817,292

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$227,970	$227,570
Convertible senior subordinated notes due 2017	57,500	57,500
Convertible senior subordinated notes due 2018	86,250	—
Notes payable - other	8,126	10,769
Total Debt - Homebuilding Operations	$379,846	$295,839

Note payable bank - financial services operations	55,614	54,840
Total Debt	$435,460	$350,679

Accounts payable	85,804	65,348
Other liabilities	82,223	74,773
Total Liabilities	$603,487	$490,800

Shareholders' Equity	479,580	326,492
Total Liabilities and Shareholders' Equity	$1,083,067	$817,292

Book value per common share	$17.64	$10.57
Net debt/net capital ratio(3)	37%	36%

(1)	2013 and 2012 amounts include $15.8 million and $9.0 million of restricted cash and cash held in escrow, respectively.

(2)	2013 and 2012 amounts include gross deferred tax assets of $127.6 million and $137.1 million, respectively, net of valuation allowances of $14.9 million and $137.1 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Adjusted EBITDA(1)	$27,262	$20,334	$62,667	$37,832

Cash flow (used in) provided by operating activities	$(15,258)	$7,208	$(40,436)	$(16,321)
Cash (used in) provided by investing activities	$(9,695)	$2,643	$(32,902)	$25,877
Cash provided by financing activities	$1,176	$105,617	$70,315	$90,416

Land/lot purchases	$56,484	$23,474	$156,703	$80,652
Land development spending	$31,108	$17,604	$67,456	$37,161
Land/lot sale proceeds	$2,628	$4,086	$12,756	$8,972

Financial services pre-tax income	$3,465	$3,545	$12,436	$7,512

Deferred tax expense	$4,728	$3,578	$9,190	$3,721

Deferred tax asset valuation benefit	$(116,374)	$(3,578)	$(120,836)	$(3,721)

(1)	See "Non-GAAP Financial Result / Reconciliation" table below.

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Impairment by Region:	2013	2012	2013	2012
Midwest	$2,136	$1,309	$4,237	$1,876
Southern	—	—	—	—
Mid-Atlantic	—	—	—	—
Total	$2,136	$1,309	$4,237	$1,876

Abandonments by Region:
Midwest	$—	$—	$—	$36
Southern	—	—	—	110
Mid-Atlantic	—	—	—	110
Total	$—	$—	$—	$256

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Result / Reconciliation
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$125,311	$8,314	$137,162	$8,332
Add:
Income tax (benefit) expense	(111,559)	138	(111,129)	(955)
Interest expense net of interest income	3,042	3,609	11,209	10,952
Interest amortized to cost of sales	4,074	3,755	11,295	9,211
Depreciation and amortization	2,013	2,775	6,332	6,762
Non-cash charges	4,381	1,743	7,798	3,530
Adjusted EBITDA	$27,262	$20,334	$62,667	$37,832

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2013	2012	Change	2013	2012	Change
Midwest	318	274	16%	1,062	913	16%

Southern	289	224	29%	1,043	707	48%

Mid-Atlantic	262	259	1%	889	727	22%

Total	869	757	15%	2,994	2,347	28%

HOMES DELIVERED
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2013	2012	Change	2013	2012	Change
Midwest	307	307	—%	837	795	5%

Southern	354	223	59%	794	543	46%

Mid-Atlantic	276	216	28%	721	540	34%

Total	937	746	26%	2,352	1,878	25%

BACKLOG
	September 30, 2013			September 30, 2012
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	643	$191	$297,000	505	$135	$267,000

Southern	590	$170	$287,000	362	$95	$263,000

Mid-Atlantic	374	$128	$341,000	312	$104	$333,000

Total	1,607	$488	$304,000	1,179	$334	$284,000

LAND POSITION SUMMARY
	September 30, 2013			September 30, 2012
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,384	2,407	5,791	3,119	1,748	4,867

Southern	3,633	3,992	7,625	1,452	1,977	3,429

Mid-Atlantic	2,125	2,592	4,717	1,635	1,268	2,903

Total	9,142	8,991	18,133	6,206	4,993	11,199